                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                  EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                            EXPEDITORS INTERNATIONAL
                              OF WASHINGTON, INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            WEDNESDAY, MAY 17, 1995

To the Shareholders of Expeditors
International of Washington, Inc.

    Notice is hereby given that the Annual Meeting of Shareholders of EXPEDITORS INTERNATIONAL OF WASHINGTON, INC. (the "Company") will be held at 2:00 in the afternoon, on Wednesday, May 17, 1995, at the Company's corporate headquarters at 19119 - 16th Avenue South, Seattle, Washington, for the following purposes:

    (1) To elect six (6) directors, each to serve until the next annual meeting of shareholders or until his successor is elected and qualified; and

    (2) To transact such other business as may properly come before the meeting.

    Shareholders of record on the books of the Company at the close of business on March 27, 1995, will be entitled to notice of and to vote at the meeting and any adjournment thereof.

                                          By Order of the Board of Directors

                                          [SIGNATURE]
                                          Jeffrey J. King
                                          SECRETARY

Seattle, Washington
April 17, 1995

                             YOUR VOTE IS IMPORTANT

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED STAMPED AND ADDRESSED ENVELOPE. THIS WILL ENSURE A QUORUM AT THE MEETING. THE GIVING OF THE PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE AT THE MEETING IF THE PROXY IS REVOKED IN THE MANNER SET FORTH IN THE ACCOMPANYING PROXY STATEMENT.

                            EXPEDITORS INTERNATIONAL
                              OF WASHINGTON, INC.
                            19119 16TH AVENUE SOUTH
                           SEATTLE, WASHINGTON 98188

                            ------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 17, 1995

                         INFORMATION REGARDING PROXIES

    This proxy statement and the accompanying form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors of Expeditors International of Washington, Inc. (the "Company") for use at the annual meeting of shareholders (the "Annual Meeting") to be held at the Company's corporate headquarters at the above address on Wednesday, May 17, 1995, at 2:00 p.m. local time, and at any adjournment or adjournments thereof. Only shareholders of record on the books of the Company at the close of business on March 27, 1995 (the "Record Date") will be entitled to notice of and to vote at the meeting. It is anticipated that these proxy solicitation materials and a copy of the Company's 1994 Annual Report to Shareholders will be mailed to shareholders on or about April 17, 1995.

    If the accompanying form of proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the instructions specified thereon. In the absence of instructions to the contrary, such shares will be voted for all of the nominees for the Company's Board of Directors listed in this proxy statement and in the form of proxy. Any shareholder executing a proxy has the power to revoke it at any time prior to the voting thereof on any matter (without, however, affecting any vote taken prior to such revocation) by delivering written notice to the Secretary of the Company, by executing and delivering to the Company another proxy dated as of a later date or by voting in person at the meeting.

                    VOTING SECURITIES AND PRINCIPAL HOLDERS

    The only outstanding voting securities of the Company are shares of common stock, $.01 par value (the "Common Stock"). As of the Record Date, there were 11,945,205 shares of Common Stock issued and outstanding, and each such share is entitled to one vote at the Annual Meeting. The presence in person or by proxy of holders of record of a majority of the outstanding shares of Common Stock is required to constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock underlying abstentions and broker non-votes will be considered present at the Annual Meeting for the purpose of determining whether a quorum is present.

    Under Washington law and the Company's charter documents, if a quorum is present, the six nominees for election to the Board of Directors who receive the greatest number of votes cast by persons present in person at the Annual Meeting or represented by proxy shall be elected Directors. Abstentions and broker non-votes will have no effect on the election of directors.

    Proxies and ballots will be received and tabulated by the First Interstate Bank of Washington, an independent business entity not affiliated with the Company.

    The Common Stock is listed for trading on the NASDAQ National Market. The last sale price for the Common Stock, as reported by NASDAQ on March 31, 1995, was $21.00 per share.

    The following table sets forth information, as of March 27, 1995, with respect to all shareholders known by the Company to be beneficial owners of more than five percent of its outstanding Common Stock. Except as noted below, each person has sole voting and dispositive powers with respect to the shares shown.

                                                                                    AMOUNT AND NATURE
                                                                                      OF BENEFICIAL      PERCENT OF
                                NAME AND ADDRESS                                        OWNERSHIP           CLASS
- --------------------------------------------------------------------------------  ---------------------  -----------
                                                                                         1,148,900             9.62%
The Prudential Insurance Company of America (1).................................
Prudential Plaza
 Newark, New Jersey 07102-3777
                                                                                         1,052,600             8.81%
RCM Capital Management (2)......................................................
Four Embarcadero Center
 Suite 2900
 San Francisco, CA 94111
                                                                                           805,200             6.74%
FMR Corporation (3).............................................................
82 Devonshire Street
 Boston, MA 02109
                                                                                           800,000             6.70%
Wanger Asset Management, L.P. (4)...............................................
227 West Monroe Street,
 Suite 3000
 Chicago, IL 60606
                                                                                           657,400             5.50%
First Pacific Advisors, Inc. (5)................................................
11400 W. Olympic Boulevard
 Suite 120
 Los Angeles, CA 90064

- ------------------------
(1) The holding shown is as of December 31, 1994, according to a Schedule 13G dated January 31, 1995 filed by The Prudential Insurance Company of America ("Prudential"), an insurance company, broker-dealer and investment advisor. Prudential reports that it has sole voting and dispositive power with respect to 376,200 shares and shared voting and dispositive power with respect to 772,700 shares. Prudential further reports that 1,139,900 of these shares are held for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies and/or affiliates and that the combined holdings of these entities were reported for purpose of administrative convenience.

(2) The holding shown is as of December 31, 1994, according to a joint statement on Schedule 13G dated February 8, 1995 filed by RCM Capital Management ("RCM"), an investment advisor; RCM Limited L.P. ("RCM Limited"), the General Partner of RCM; and RCM General Corporation ("RCM General"), the General Partner of RCM Limited. RCM, RCM Limited, and RCM General report that, as a group, they have sole voting and dispositive power with respect to 939,600 and 1,037,600 of these shares, respectively, including sole dispositive power with respect to 636,100 of these shares which are held by RCM Capital Funds, Inc., an investment company for which RCM serves as investment advisor. A Schedule 13G dated February 13, 1995 was also filed by RCM Capital Funds, Inc. with respect to such 636,100 shares.

(3)  The  holding shown is as of December  31, 1994, according to a Schedule 13G dated February 13,  1995 filed by  FMR Corp., a  parent holding company  on behalf of itself and Fidelity Management & Research Company, a wholly-owned subsidiary  of FMR Corp. and an investment advisor ("Fidelity Management");
     Fidelity Management Trust Company, a  wholly-owned subsidiary of FMR  Corp.
     and  a  bank;  Fidelity International  Limited;  and Edward  C.  Johnson 3d
     ("Johnson") in his individual capacity and as a controlling shareholder  of
     FMR  Corp. Fidelity Management  reports that it is  the beneficial owner of
     163,900  shares.  FMR  Corp.  and  Johnson  report  that  they  have   sole
     dispositive power with respect to 163,900 shares. Fidelity Management Trust
     Company  reports that it is the beneficial owner of 624,300 shares. Johnson and FMR Corp. report that they have sole voting and dispositive power  over
     624,300  of these shares. Fidelity International Limited reports beneficial ownership of 17,000 shares.

(4) The holding shown is as of December 31, 1994, according to a Schedule 13G dated February 15, 1995 filed jointly by Wanger Asset Management, Ltd.
     ("WAM Ltd."),  for itself  and as  sole general  partner for  Wanger  Asset
     Management, L.P. ("WAM") and by Ralph Wanger in his individual capacity as principal stockholder of WAM, Ltd. WAM serves as investment advisor to Acorn Investment Trust, Series Designated Acorn Fund (the "Trust"), and various of WAM's limited partners and employees are also officers and trustees of the Trust. WAM, as investment advisor, has shared voting power and shared dispositive power with respect to all of these shares, including
     600,000 of these shares which are held by the Trust. A Schedule 13G,  dated
     February 8, 1995, was also filed by the Trust with respect to such 600,000 shares, disclosing shared voting and dispositive power with respect to all 600,000 such shares.

(5) The holding shown is as of December 31, 1994, according to a Schedule 13G dated January 26, 1995, filed by First Pacific Advisors, Inc. ("FPA"), an investment advisor. FPA reports that it has shared voting and dispositive power with respect to 411,400 and 657,400 of these shares, respectively.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

NOMINEES

    A Board of Directors consisting of six directors will be elected at the Annual Meeting to hold office until the next annual meeting of shareholders or until their successors are elected and qualified. The Board of Directors has unanimously approved the nominees named below, all of whom are members of the current Board of Directors. Unless otherwise instructed, it is the intention of the persons named in the accompanying form of proxy to vote shares represented by properly executed proxies for the six nominees of the Board of Directors named below. Although the Board of Directors anticipates that all of the nominees will be available to serve as directors of the Company, should any one or more of them not accept the nomination, or otherwise be unwilling or unable to serve, it is intended that the proxies will be voted for the election of a substitute nominee or nominees designated by the Board of Directors.

    The following table lists the names and ages, and the amount and nature of the beneficial ownership of Common Stock of each nominee, each of the Named Executive Officers, as described in the Summary Compensation Table, and all directors and executive officers as a group at March 27, 1995. Except as noted below, each person has sole voting and dispositive powers with respect to the shares shown.

                                                                                             AMOUNT AND NATURE
                                                                                               OF BENEFICIAL     PERCENT OF
                                     NAME                                           AGE          OWNERSHIP          CLASS
- ------------------------------------------------------------------------------      ---      ------------------  -----------
Nominees:
    Peter J. Rose (1).........................................................          52           270,120           2.26%
    Kevin M. Walsh (1)........................................................          44           286,160           2.40%
    James L.K. Wang (2)(3)....................................................          47           156,052           1.31%
    James J. Casey (4)........................................................          62             7,050          *
    Dan P. Kourkoumelis (4)...................................................          44             4,000          *
    John W. Meisenbach (4)....................................................          58            49,000         *
Additional Named Executives:
    Glenn M. Alger (5)........................................................          38           155,322           1.30 %
    Michael R. Claydon (1)....................................................          47            61,486         *
All directors and executive officers as a group (15 persons) (2)(6)...........                     1,145,103           9.59 %

- ------------------------
*    Less than 1%

(1) Includes 60,000 shares subject to purchase options exercisable within sixty days.

(2) Includes an aggregate of 31,000 shares held by Mr. Wang for the benefit of the following individuals: Johnny Chang (15,000 shares), M.F. Chi (8,000 shares), Michael Wong (1,000 shares) and Tammy Han (7,000 shares), with respect to which Mr. Wang disclaims beneficial ownership. Mr. Wang and each of these beneficial owners are employees of E.I. Freight (Taiwan) Ltd., the Company's exclusive agent in Taiwan.

(3) Includes 20,000 shares subject to purchase options exercisable within sixty days.

(4) Includes 4,000 shares subject to purchase options exercisable within sixty days.

(5) Includes 70,200 shares subject to purchase options exercisable within sixty days.

(6) Includes 402,200 shares subject to purchase options exercisable within sixty days.

                            ------------------------

    All directors hold office until the next annual meeting of shareholders of the Company and until their successors are elected and qualified.

    Peter J. Rose has served as a director and Vice President of the Company since July 1981. Mr. Rose was elected a Senior Vice President of the Company in May 1986, Executive Vice President in May 1987, President and Chief Executive Officer in October 1988, and Chairman and Chief Executive Officer in May 1991.

    Kevin M. Walsh has served as a director and Vice President of the Company since July 1981. Mr. Walsh was elected a Senior Vice President of the Company in May 1986, Executive Vice President in December 1989, and President and Chief Operating Officer in May 1991.

    James L.K. Wang has served as a director and the Managing Director of Expeditors International Taiwan Ltd., the Company's former exclusive Taiwan agent, since September 1981. Mr. Wang's employment agreement with the Company has been assigned to the Company's current exclusive Taiwan agent, E.I. Freight (Taiwan), Ltd.("EIFT"). In October 1988, Mr. Wang became a director and Director
- -- Far East of the Company. Mr. Wang has been nominated for reelection to the Board of Directors pursuant to a contractual undertaking made by the Company in connection with the acquisition by the Company in 1984 of its Hong Kong and Singapore subsidiaries and all of the assets of the Company's exclusive Taiwan agent. See "Executive Compensation -- Employment Contracts" and "Certain Transactions."

    James J. Casey became a director of the Company in May 1984. From May 1987 to December 1989, Mr. Casey was the Executive Vice President of Avia Group
International, a subsidiary of Reebok and retailer of athletic shoes and sporting apparel. From December 1985 to April 1987, Mr. Casey was the Chief Operating Officer of Starbucks Coffee and Tea, a distributor of premium coffees and teas. From 1978 to November 1985, Mr. Casey was employed by Eddie Bauer, Inc., a subsidiary of General Mills and retailer of high quality recreational and sporting apparel and equipment, in various management capacities including, most recently, President -- Direct Marketing.

    Dan P. Kourkoumelis became a director of the Company in March 1993. Since 1967, Mr. Kourkoumelis has been employed in various positions by Quality Food Centers, Inc., an independent supermarket chain. He was appointed Executive Vice President in 1983 and Chief Operating Officer in 1987, and has served as President and Chief Operating Officer since 1989 and as a director since 1991. In 1994, Mr. Kourkoumelis became a member of the Board of Directors of Shurgard Storage Centers, Inc., a self storage industry Real Estate Investment Trust.

    John W. Meisenbach became a director of the Company in November 1991. Since 1972, Mr. Meisenbach has been the President and sole shareholder of Meisenbach Capital Management, a financial services company. From 1983 through 1993, Mr. Meisenbach served on the Board of Directors of Pioneer Bank, a savings bank, and, since 1983, has served on the Board of Directors of Price/Costco, Inc., a wholesale membership store chain.

BOARD AND COMMITTEE MEETINGS

    The Board of Directors of the Company held one meeting during the year ended December 31, 1994, and transacted business on fifteen occasions during the year by unanimous written consent.

    The Board of Directors has an Audit Committee which consists of Messrs. Casey, Kourkoumelis, and Meisenbach. The function of the Audit Committee is to meet with the internal financial staff of the Company and the independent certified public accountants engaged by the Company to review (i) the scope and findings of the annual audit, (ii) quarterly financial statements, (iii) accounting policies and procedures and the Company's financial reporting, and
(iv) the internal controls employed by the Company. The Audit Committee also recommends to the Board of Directors the independent public accountants to be selected to audit the Company's annual financial statements and reviews the fees charged for audits and for any non-audit engagements. The Committee's findings and recommendations are reported to management and the Board of Directors for appropriate action. The Audit Committee held four meetings during 1994.

    The Board of Directors has a Compensation Committee which consists of Messrs. Casey, Kourkoumelis, and Meisenbach. The function of the Compensation Committee is to consider and act upon management's recommendations to the Board of Directors on salaries, bonuses and other forms of compensation for the Company's executive officers and certain other key employees. The Compensation Committee has been appointed by the Board of Directors to administer the Company's stock option plans. The Compensation Committee held two meetings during 1994, and transacted business on five occasions during the year by unanimous written consent.

    The Board of Directors does not have a standing Nominating Committee.

    Each director attended at least 75% of the aggregate of the total number of Board of Directors meetings and meetings of committees of the Board of Directors on which he served, except Mr. Meisenbach who, due to foreign travel commitments, was only able to attend two of the four meetings of the Audit Committee.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Company operates in the highly-competitive international transportation services industry. The Company believes that the quality of its service depends upon the quality of its officers and employees. In order to succeed, the Company believes that it must be able to attract and retain qualified executives.

    The Compensation Committee of the Board of Directors was established to develop and implement compensation policies, plans and programs which seek to:

    - attract and retain key executives critical to the long-term success of the Company,

    - enhance the profitability of the Company, and thus shareholder value, by aligning closely the financial interests of the Company's senior managers with those of its shareholders, and

    - support the short- and long-term strategic goals and objectives of the Company.

    Compensation for each of the Named Executive Officers, as well as other senior executives, consists of a base salary, annual incentive bonus compensation, and long-term incentives in the form of stock options. The Committee considers the competitiveness of the entire compensation package of an executive officer relative to that paid by similar companies when determining base salaries, percentage allocation of the bonus program, and grant of stock options. The Company's objective is to offer a total compensation package which gives the executive the opportunity to be paid at a level which is superior to that offered by the Company's competitors in the international transportation industry.

    BASE SALARY. Throughout its history, the Company has followed the policy of offering its officers and other key managers a compensation package which is weighted towards incentive-based compensation. Accordingly, the Company believes that annual base salaries of its executive officers are generally set well below competitive levels paid to senior executives with comparable qualifications, experience and responsibilities at other comparably-sized companies engaged in similar businesses as the Company. This belief is based on the general knowledge of the Committee and management of compensation practices in the industry and, in part, on a review of compensation disclosures in the proxy statements of such comparably-sized companies, including certain companies in the industry group index shown in the stock performance graph elsewhere in this proxy statement. Base salaries for executives are reviewed by the Compensation Committee on an annual basis as part of an overall examination of compensation and the base salary may be changed based on the Committee's decision that an individual's contribution, duties, and responsibilities to the Company has changed. The Compensation Committee believes that the total compensation of the

Chairman and Chief Executive Officer should be closely linked to operating income, and as a result, the fixed portion (represented by base salary) of the compensation package for this position has remained at the current level since June 1, 1987.

    INCENTIVE COMPENSATION. The Company has maintained an incentive bonus program for executive officers since inception of the Company. In January 1985, the Compensation Committee fixed the aggregate amount of bonuses available under the program at ten percent of pre-bonus operating income. Factors considered in determining the percentage to be made available for distribution included the number of executives participating in the bonus program, as well as the level of Company operations. The Compensation Committee also considered the aggregate amount of discretionary bonuses paid to executive officers in each of the years from 1982 to 1984, which approximated ten percent of operating income during those years. The Committee believes that setting the aggregate executive bonus at a fixed percentage of operating income, with actual increases in bonuses paid tied to actual increases in operating income, provides both a better incentive to the executives than discretionary bonuses or targeted performance goals, and a more direct relationship between the executives' incentive compensation and shareholders' return. By placing emphasis on growth in operating income, any change in compensation is directly proportional to the profit responsibility of the executive team.

    All officers of the Company are eligible for inclusion in the executive officer bonus program, although inclusion in the program and the allocation of the aggregate amount among individual executives is determined at the beginning of each year at the discretion of senior management. Annually the Compensation Committee reviews the compensation package for each executive officer, including the allocation of incentive compensation. The percentage of the executive bonus pool allocated to the Chairman and Chief Executive Officer has changed periodically to allow increased allocations to other executives and as a result of a change in the total number of participating executives. In 1994, the portion of the executive bonus pool allocated to the Chairman and Chief Executive Officer decreased by four percent due to an increase in the number of participating executives.

    The incentive compensation program adopted by the Compensation Committee for senior executives mirrors the compensation program that has been in place in each operating office since the inception of the Company. The Company has maintained a consistent compensation philosophy: offer a confident and capable individual a modest base salary and the opportunity to share in a fixed and determinable percentage of the operating profit generated by the business unit under his or her control. Growth in individual compensation will only occur in conjunction with an increase in the contribution to Company profits. Along with the branch manager, key department managers and supervisors share in the distribution of this branch bonus pool.

    Key elements of this compensation philosophy include encouraging each manager to think and act as an entrepreneur, establishing compensation levels that are not perceived as being arbitrary, developing financial rewards that are team oriented, and closely aligning the interests of the individual employee with the goals of the Company and returns to the shareholders.

    LONG-TERM INCENTIVES. The Compensation Committee believes that stock option grants afford a desirable, long-term compensation method because they closely ally the interests of management with shareholder value.

    In 1990, the Compensation Committee granted to the Chairman and Chief Executive Officer, along with other executive officers, including the Named Executive Officers, certain non-qualified stock options with provisions for reload options which would automatically be granted upon the voluntary exercise of the original options within certain specified time periods. In February 1993, the Chairman and Chief Executive Officer, along with the other executive officers holding options with reload provisions, voluntarily waived their rights to, and released the Company from any obligation for, the automatic reload of stock options. Future grants of stock options to any employee, including the Chairman and Chief Executive Officer and other named officers, will be based on recommendations by senior management, and a detailed review and approval by the Compensation Committee. Prior to the grant of stock options, the Compensation Committee reviews factors such as an employee's current position, time with the Company, and any previous stock option grants.

    POST EMPLOYMENT -- PERSONAL SERVICES AGREEMENT. During 1994 the Compensation Committee negotiated an amendment to the employment contract of the Chairman and Chief Executive Officer calling for post employment personal services for a minimum of sixty days per year including up to twenty days of business travel annually. Subject to earlier termination as described below, the personal services agreement will run for a period of ten years or until age seventy whichever comes first. In exchange, the Chairman and Chief Executive Officer will receive an annual payment initially equal to the base salary received for the most recent twelve months of service. Payments after the first year will be indexed for changes to the CPI or similar index. In the event that retirement occurs prior to age sixty, the initial annual compensation shall be reduced by four percent for each year, or fraction thereof, below age sixty. If the Chairman and Chief Executive Officer were to retire in 1995 the initial annual payment would be $74,800 and the agreement would run for ten years unless terminated as provided below. The amendment also extends coverage under the Company standard benefits package as amended from time to time. The Chairman and Chief Executive Officer is prohibited from competing with the Company during the term of the personal services agreement. The obligation of the Company for such compensation is subject to termination in the event of death, disability or willful failure to perform and would also terminate in the event that employment was terminated with cause.

    In making these changes, the Compensation Committee recognizes the key role that continuity in personal relationships play in the international service business. This agreement calling for personal services assures the Company of the post retirement involvement and loyalty of the Chairman and Chief Executive Officer. In addition, this agreement anticipates and facilitates the eventual orderly transition from one Chief Executive Officer to another while at the same time providing a modest incentive for the incumbent to at least delay retirement until at least age sixty.

    Under the Omnibus Budget Reconciliation Act of 1993, beginning in 1994, the federal income tax deduction for certain types of compensation paid to the Chief Executive Officer and four other most highly compensated officers of publicly held companies is limited to $1,000,000 per officer per fiscal year unless such compensation meets certain requirements. The Committee is aware of this limitation and believes that the deductibility of compensation payable in 1995 will not be affected by this limitation.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

James J. Casey
Dan P. Kourkoumelis
John W. Meisenbach

SUMMARY COMPENSATION TABLE

    The following table shows compensation paid by the Company for services rendered during fiscal years 1994, 1993, and 1992 to the person who was the Chief Executive Officer at the end of fiscal 1994 and the four other most highly compensated executive officers of the Company whose salary and bonus exceeded $100,000 in 1994 (the "Named Executive Officers").

                                                                                          LONG-TERM
                                                                                        COMPENSATION
                                                                ANNUAL COMPENSATION    ---------------
NAME AND                                                       ----------------------      AWARDS           ALL OTHER
PRINCIPAL POSITION                                FISCAL YEAR    SALARY    BONUS (1)      OPTIONS #     COMPENSATION (2)
- ------------------------------------------------  -----------  ----------  ----------  ---------------  -----------------
Peter J. Rose,                                          1994   $  110,000  $  448,961           -0-         $   1,500
 Chairman and Chief Executive Officer                   1993      110,000     357,524           -0-             1,500
                                                        1992      110,000     335,679           -0-             1,500
Kevin M. Walsh,                                         1994      110,000     448,961           -0-             1,500
 President and Chief                                    1993      110,000     357,524           -0-             1,500
 Operating Officer                                      1992      110,000     335,679           -0-             1,500
James L.K. Wang,                                        1994       92,179     522,492           -0-               -0-
 Director -- Far East                                   1993       94,988     266,836           -0-               -0-
                                                        1992       94,524     173,426           -0-               -0-
Glenn M. Alger,                                         1994       96,000     322,292         5,000             1,500
 Senior Vice President                                  1993       96,000     255,389           -0-             1,500
                                                        1992       96,000     239,771           -0-             1,500
Michael R. Claydon,                                     1994      118,865     224,887         5,000               -0-
 Director -- Europe                                     1993      116,192     170,189           -0-               -0-
                                                        1992      135,750     159,847           -0-               -0-

- ------------------------
(1) These amounts were paid pursuant to bonus programs in place since the inception of the Company. Since 1985, the Compensation Committee of the Board of Directors has set the aggregate amount of executive bonuses at ten percent of pre-bonus operating income. Since the inception of the Company, Mr. Wang's bonus has been paid from a share in the Company standard bonus program for operating units in the Far East under Mr. Wang's supervision.

(2) These amounts represent the Company's matching contributions of $.50 for each $1.00 of employee savings, up to a maximum annual Company contribution of $1,500 per qualified employee, under an employee savings plan intended to qualify under Section 401(k) of the Internal Revenue Code, as amended.

OPTION GRANT TABLE

    The following table sets forth certain information regarding options granted during 1994 to the Named Executive Officers.

                                                                  OPTION GRANTS IN LAST FISCAL YEAR (1)
                                              ------------------------------------------------------------------------------
                                                                                                        POTENTIAL REALIZABLE
                                                                 INDIVIDUAL GRANTS                        VALUE AT ASSUMED
                                              --------------------------------------------------------    ANNUAL RATES OF
                                                NUMBER OF                                                   STOCK PRICE
                                               SECURITIES      % OF TOTAL                                 APPRECIATION FOR
                                               UNDERLYING    OPTIONS GRANTED  EXERCISE OR                 OPTION TERM (3)
                                                 OPTIONS     TO EMPLOYEES IN  BASE PRICE   EXPIRATION   --------------------
NAME                                           GRANTED (1)     FISCAL YEAR    ($/SH) (3)    DATE (2)     5% ($)     10% ($)
- --------------------------------------------  -------------  ---------------  -----------  -----------  ---------  ---------
Peter J. Rose...............................       --              --             --           --          --         --
Kevin M. Walsh..............................       --              --             --           --          --         --
James L.K. Wang.............................       --              --             --           --          --         --
Glenn M. Alger..............................        5,000             2.8          17.00     5/18/2004     53,450    135,450
Michael R. Claydon..........................        5,000             2.8          17.00     5/18/2004     53,450    135,450

- ------------------------
(1) The above grants were made on May 18, 1994 pursuant to the Company's 1985 Stock Option Plan (the "1985 Plan"). All options granted in fiscal 1994 are subject to a vesting schedule. Subject to earlier vesting under the conditions set forth in the 1985 Plan, fifty percent of the options will be exercisable commencing three years from the date of the grant and twenty-five percent will be exercisable four and five years after the date of the grant, respectively. See "Change in Control Arrangements."

(2)  All options expire ten years after the date of the grant.

(3) Realizable values are reported net of the option exercise price and ignoring tax consequences. The dollar amounts under these columns are the result of calculations using the standard 5% and 10% rates set by the Securities and Exchange Commission. Actual gains, if any, on stock option exercises are dependent on future appreciation in value of all outstanding Common Stock. The potential realizable value calculation assumes that the option holder remains employed through the vesting period and then waits until the end of the option term to exercise the option.

OPTION EXERCISES AND YEAR-END OPTION VALUE TABLE

    The following table sets forth certain information as of December 31, 1994 regarding options held by the Named Executive Officers.

                                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUE
                                ---------------------------------------------------------------------------------
                                                                  NUMBER OF
                                                            SECURITIES UNDERLYING        VALUE OF UNEXERCISED
                                                            UNEXERCISED OPTIONS AT      IN-THE-MONEY OPTIONS AT
                                  SHARES                      DECEMBER 31, 1994          DECEMBER 31, 1994 (2)
                                ACQUIRED ON     VALUE     --------------------------  ---------------------------
NAME                             EXERCISE    REALIZED (1) EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
- ------------------------------  -----------  -----------  -----------  -------------  -----------  --------------
Peter J. Rose.................         -0-          -0-       60,000        20,000     $ 630,000     $  210,000
Kevin M. Walsh................         -0-          -0-       60,000        20,000     $ 630,000     $  210,000
James L.K. Wang...............      40,000      217,600       20,000        20,000     $ 210,000     $  210,000
Glenn M. Alger................         -0-          -0-       70,200        27,500     $ 743,166     $  256,550
Michael R. Claydon............         -0-          -0-       60,000        15,000     $ 759,300     $  128,750

- ------------------------
(1) Represents the difference between the closing price of the Company's Common Stock on the date of exercise and the exercise price of the options, multiplied by the number of options exercised.

(2) This value is calculated based on the closing price of the Company's Common Stock at December 30, 1994, less the exercise price multiplied by the number of in-the-money options held and ignoring tax consequences. There is no guarantee that if and when these options are exercised they will have this value.

DIRECTORS' COMPENSATION

    Currently directors who are not employees of the Company are each paid an annual retainer fee of $7,500 as well as $750 for each Board of Directors and committee meeting attended. Pursuant to the 1993 Directors Non-Qualified Stock Option Plan, each director who is not an employee of the Company and who is elected to office at the annual meeting of shareholders of any year will, on the first business day of the immediately succeeding month, be automatically granted an option to purchase 2,000 shares of Common Stock at the fair market value of the stock on that date.

STOCK PRICE PERFORMANCE GRAPH

    The following graph shows a five year comparison of cumulative returns for the Company's Common Stock, the NASDAQ Stock Market (U.S. and Foreign) and NASDAQ Trucking and Transportation Stock Index. The total cumulative return on investment (change in month-end stock price plus reinvested dividends) for each of the periods for the Company, the NASDAQ Stock Market (U.S. and Foreign) and the NASDAQ Trucking and Transportation Index is based on the stock price or index at December 29, 1989.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            COMPANY    MARKET INDEX   PEER INDEX
12/29/89          100            100          100
1/31/90        99.048         91.755        89.39
2/28/90        99.524         93.977       93.444
3/30/90        93.333         96.636       95.167
4/30/90        89.524         93.387       91.442
5/31/90        95.238        102.432        96.17
6/29/90        98.095        103.247       95.543
7/31/90        94.762         98.313       94.166
8/31/90        61.905         85.993       79.519
9/28/90            60         78.003       73.268
10/31/90       60.952         74.893       70.758
11/30/90       61.905         81.539       73.003
12/31/90           70         85.017       77.657
1/31/91         83.81         94.069       88.247
2/28/91        94.286        103.077       93.542
3/28/91        98.095        110.001       98.486
4/30/91        95.238        110.683       98.061
5/31/91       102.857         115.79      104.681
6/28/91       104.762        109.017      101.405
7/31/91       111.429         115.42      103.351
8/30/91       120.952        120.925      106.443
9/30/91       100.952        121.524      105.799
10/31/91          100        125.543      109.227
11/29/91      102.857        121.363      104.312
12/31/91      118.095        135.708      112.891
1/31/92       121.905         143.84      124.424
2/28/92       128.571        147.044      131.598
3/31/92       128.571        140.239      129.583
4/30/92       109.048        134.246      131.301
5/29/92        123.81        135.969      131.092
6/30/92        123.81        130.631      123.275
7/31/92       127.619        134.991      122.928
8/31/92       119.048        130.957      118.973
9/30/92       118.095        135.572      122.172
10/30/92      118.095        140.648      126.741
11/30/92      115.238        151.664      133.219
12/31/92      118.095        157.359      138.151
1/29/93       129.524        162.043      142.587
2/26/93       111.429        156.228      142.226
3/31/93       110.476        160.944      148.656
4/30/93        95.238        154.503      147.158
5/28/93       105.632        163.799      151.187
6/30/93        101.33        164.852      151.686
7/30/93        97.506        165.143      154.295
8/31/93        101.33        173.764      158.684
9/30/93       109.933         178.59      158.335
10/29/93      119.493        181.693      163.737
11/30/93      105.539        175.973      164.295
12/31/93      115.134        181.153      167.842
1/31/94       123.769        186.922      178.822
2/28/94       145.836         184.94      178.761
3/31/94       136.242        173.591      167.803
4/29/94        121.85        171.316      166.635
5/31/94       134.724        171.541      161.417
6/30/94       132.799        164.794      155.303
7/29/94       138.573         168.69      162.622
8/31/94       155.895        178.944      167.037
9/30/94        153.97        178.701      160.027
10/31/94      159.744        181.781       159.72
11/30/94      167.837        175.456      149.469
12/30/94      167.837        175.253      152.198

EMPLOYMENT CONTRACTS

    The Company has entered into employment agreements with the following Named Executive Officers which provide for the base salaries and expiration dates indicated below:

                                                         CURRENT BASE
              NAME AND CURRENT POSITION                  ANNUAL SALARY   EXPIRATION DATE
- ------------------------------------------------------  ---------------  ----------------
Peter J. Rose ........................................       US$110,000          May 1995
 Chairman and Chief Executive Officer
Kevin M. Walsh .......................................       US$110,000          May 1995
 President and Chief Operating Officer
James L.K. Wang ......................................     NT$2,448,000     February 1996
 Director -- Far East
Glenn M. Alger .......................................        US$96,000          May 1995
 Senior Vice President
Michael R. Claydon ...................................        UKL77,500        April 1996
 Director -- Europe

    Each of the above employment agreements is automatically renewable upon expiration for additional one-year periods unless either party elects otherwise. Each agreement includes a covenant of the employee not to compete with the Company during its term and for a period of at least six months following termination, at the option of the Company, provided that no change in control shall have occurred. See "Change in Control Arrangements" below. The Company has the right to terminate any of these agreements at any time. For Messrs. Rose, Walsh and Alger, if the Company terminates an agreement without cause during the term thereof, the employee is entitled to receive an amount equal to his last six-months compensation. In other circumstances such persons will receive a lump sum payment equal to six months base salary in the event the Company elects the post employment covenant not to compete. If the Company terminates Mr. Wang's agreement without cause during the term thereof, Mr. Wang will receive his base salary for the remainder of the term or until such time as he becomes otherwise employed in the freight forwarding business, whichever is earlier. Mr. Claydon is entitled to 12-months notice in the event employment is terminated without cause, and an additional six-months compensation in the event the Company exercises its rights under the non-competition provisions of the agreement.

CHANGE IN CONTROL ARRANGEMENTS

    The employment agreement for each executive officer allows the Company to extend the restriction on competition with the Company for at least six months following termination of the employment relationship. The extension is at the sole election of the Company unless the employee terminates the employment relationship by resigning during a specified period surrounding a "change in control," as defined below, in which case the employee may decline any offered lump sum payment and thereby avoid the accompanying restriction on competition.

    Historically, most options granted under the Company's 1985 Plan vest at the rate of 50% three years after the date of grant, and an additional 25% four years after the date of grant and the balance five years after the date of grant. However, the 1985 Plan provides that outstanding options will become immediately vested and fully exercisable in connection with the occurrence of a "change in control" of the Company.

    "Change in Control" means either one of the following: (i) when any person (with certain exceptions) becomes the beneficial owner, directly or indirectly, of 50% or more of the combined voting power of the Company's then outstanding securities or (ii) shareholder approval of a transaction involving the sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation.

                              CERTAIN TRANSACTIONS

    Due to restrictions imposed by the laws of Taiwan the Company conducts business in Taiwan through EIFT. Through its wholly-owned subsidiary, E.I. Freight (H.K.) Ltd. ("E.I. Freight"), the Company has entered into an Exclusive Agency Agreement with EIFT pursuant to which EIFT acts as the exclusive agent of the Company and its affiliates to conduct freight forwarding operations in Taiwan. The initial term of this Exclusive Agency Agreement expires in 2005 and is renewable at the Company's option for additional consecutive one year periods. The Exclusive Agency Agreement may be terminated by the Company at any time if, in its sole discretion, it determines that EIFT is not competently performing services thereunder or is failing to meet reasonable performance goals. Pursuant to the Exclusive Agency Agreement, EI Freight is entitled to receive or retain a fixed percentage of all revenues generated by EIFT on behalf of the Company and its affiliates. EIFT has also agreed not to render similar services to any other party. James Li Kou Wang, the Company's Director -- Far East and a nominee for re-election to the Board of Directors, is the Managing Director of EIFT. During 1994, EIFT handled revenues on behalf of the Company and its affiliates aggregating $99,336,000.

    In connection with the acquisition of the assets of certain Far East affiliates including Taiwan effective January 1, 1984, the Company agreed to use its best efforts, so long as James Li Kou Wang remains a shareholder of the Company and is employed by the Company or any of its affiliates or exclusive agents, to cause one person nominated by Mr. Wang to be elected to the Company's Board of Directors. In addition, the Company agreed that it will make no appointment of a manager for any Far East office without prior consultation with Mr. Wang so long as he remains a shareholder of the Company and is employed by the Company or one of its affiliates or exclusive agents. Pursuant to this agreement, Mr. Wang has been nominated for re-election to the Company's Board of Directors.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

    The Company has selected KPMG Peat Marwick, LLP to continue as its principal independent public accountants for the current year. Representatives of KPMG Peat Marwick, LLP are expected to be present at the Annual Meeting and have the opportunity to make a statement if they so desire and to respond to appropriate questions.

                                 OTHER BUSINESS

    As of the date of this Proxy Statement, management knows of no other business which will be presented for action at the meeting. If any other business requiring a vote of the shareholders should come before the meeting, the persons designated as your proxies will vote or refrain from voting in accordance with their best judgment.

                     SECTION 16(A) REPORTING DELINQUENCIES

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that certain of the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, file reports of ownership and changes of ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all such forms they file.

    Based solely on its review of the copies of such forms received by the Company, and on written representations by the Company's officers and directors regarding their compliance with the filing requirements, the Company believes that in 1994 all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that Michael R. Claydon, Director -- Europe, filed a late Form 5 concerning a grant of shares of stock under the Company's Employee Stock Purchase Plan.

                         SHAREHOLDER PROPOSALS FOR THE
                      1996 ANNUAL MEETING OF SHAREHOLDERS

    Shareholder proposals to be presented at the 1996 Annual Meeting of Shareholders must be received by the Secretary at the Company's executive offices by December 18, 1995, in order to be included in the Company's Proxy Statement and form of proxy relating to that meeting.

                            SOLICITATION OF PROXIES

    The proxy accompanying this Proxy Statement is solicited by the Board of Directors of the Company. Proxies may be solicited by officers, directors and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services. In addition, the Company has agreed to pay the firm of Hill and Knowlton a fee of $3,250 plus reasonable expenses for proxy solicitation services. Solicitations of proxies may be made personally, or by mail, telephone, telegraph, facsimile or messenger.

    The Company, if requested, will pay persons holding shares of Common Stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for the expense of forwarding soliciting materials to their principals. All such costs of solicitation of proxies will be paid by the Company.

                                          By Order of the Board of Directors

                                          [SIGNATURE]

                                          Jeffrey J. King
                                          SECRETARY

Seattle, Washington
April 17, 1995

                  EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Peter J. Rose and Jeffrey J. King, and each of them, as proxies, each with full power of substitution, to represent and to vote for and on behalf of the undersigned, as designated below, the number of shares of common stock of Expeditors International of Washington, Inc. that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on May 17, 1995, or at any adjournment thereof. The undersigned directs that this proxy be voted as follows:

(1) Election of Directors:

   / / FOR all nominees (except as indicated to the  / / WITHHOLD AUTHORITY to vote for all nominees
    contrary below).                                     named below.

      P.J. Rose, K.M. Walsh, J.L.K. Wang, J.J. Casey, D.P. Kourkoumelis, J.W.
                                     Meisenbach

    INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, PRINT
                 THAT NOMINEE'S NAME IN THE FOLLOWING SPACE:

                 _______________________________________________________________

(2) In their discretion, the holders of this proxy are authorized to vote upon such other business as may properly come before the meeting.

                  (CONTINUED AND TO BE SIGNED ON OTHER SIDE.)

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THIS PROXY CARD. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES
DESIGNATED ON THIS PROXY CARD. IF NO SPECIFICATION IS MADE, ALL SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR ALL OF SAID NOMINEES AND WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON ALL OTHER MATTERS WHICH MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT.

    The undersigned hereby revokes any proxy or proxies hereunto given for such shares and ratifies all that said proxies or their substitutes may lawfully do by virtue hereof.

    Please sign exactly as name appears on this proxy. If stock is held jointly, both persons should sign. Persons signing in a representative capacity should give their title.

                                                    Date: _______________, 1995.
                                                    ____________________________
                                                             Signature
                                                    ____________________________
                                                     Signature if held jointly

             PLEASE PROMPTLY DATE, SIGN AND RETURN THIS PROXY CARD